SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC.  20549






                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        February 20, 1997





                     HANCOCK HOLDING COMPANY

      (Exact name of registrant as specified in its charter)

          Mississippi                                  64-0169065
     (State or other        (Commission File     (I.R.S. Employer
     jurisdiction of          Number)             Identification
     incorporation)                                   Number)

                        One Hancock Plaza
                      Gulfport, Mississippi       39501
     (Address of principal executive offices)     (Zip code)

                          (601) 868-4000
          (Registrant's telephone number, including area code)

Item 5.   Other Events

          On February 20, 1997, the shareholders of Hancock Holding Company (the "Company") adopted a Shareholder Rights Plan. The terms of the Rights Plan are set forth in a Rights Agreement (the "Rights Agreement') dated February 21, 1997, between the Company and the Hancock Bank, as Rights Agent. The following descriptions of the provisions of the Rights Plan are qualified in their entirety by reference to the Rights Agreement (including the exhibits thereto).

          Distribution of Rights; Initial Exercise Price. On February 21, 1997, each shareholder of record at the close of business on February 21, 1997 (the "Record Date") received a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock. Each share of Common Stock issued by the Company, including shares distributed from treasury, after February 21, 1997 and prior to the Distribution
Date (as defined below) will automatically have a Right attached to it. Each Right initially will entitle the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one share of Common Stock at a purchase price per share of $120, well above the market price of $42.25 on February 20, 1997, subject to adjustment (the "Purchase Price"). The Purchase Price is payable in cash or by certified or bank check or bank draft payable to the order of the Company.

          Separation of Rights from Common Stock. Initially, the Rights will be incorporated in and represented by the certificates representing the shares of outstanding Common Stock, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and separate Rights certificates will be distributed upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons who are not affiliated with the Company or any subsidiary (such person or group being an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 10% or more of the then outstanding shares of Company Common Stock ("Stock Acquisition Date"), or (ii) the close of business on the tenth business day following the commencement of, or the announcement of an intent to commence, a tender or exchange offer that would result in a person or group becoming an Acquiring Person (such person or group upon the consummation of such offer becoming an "Acquiring Person") or (iii) the close of business on the tenth business day after a majority of the members of the Board of Directors who are not officers of the Company determine, after reasonable inquiry and investigation, including consultation with such persons as they deem appropriate, that a person has, alone or together with his affiliates or associates, become the beneficial owner of 10% or more of the outstanding shares of Common Stock or voting power of the Company and is an "Adverse Person", meaning (a) such beneficial ownership by the Adverse Person is intended to cause the Company to repurchase the Common Stock or voting power of the Company beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide the Adverse Person with short term financial gain under circumstances where these directors determine that the best long term interests of the Company and the shareholders would not be served by taking such action or entering into such transaction or series of transactions or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, impairment of the Company's relationships with customers, its ability to maintain its competitive position, its capital position, its ability to meet the convenience and needs of the communities it serves, or its business reputation or ability to deal with governmental agencies) to the detriment of the shareholders. The earlier to occur of such events is the "Distribution Date."

          Exercisability of Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 21, 2007 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

          Separated Rights Evidenced by Certificates. Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date, including shares distributed from treasury, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding Common Stock also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

          Triggering Events for Decrease in Exercise Price; Nullification of Certain Rights. In the event that (i) a person or group (other than the Company, any of its subsidiaries, or any employee benefit plan of the Company) becomes an Acquiring Person, or (ii) the Board has determined the existence of an Adverse Person (either of such events being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, a share of Company Common Stock (or, in certain circumstances, cash, property or other securities of the Company) at an adjusted Purchase Price of 50% of the current market value of such share. Notwithstanding any of the foregoing, following the occurrence of one of the foregoing events, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

          Optional Exchange of Rights. At any time after the occurrence of a Triggering Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share per Right (subject to adjustment).

          Triggering Events for Purchase of Acquiror's Shares. In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person or group effects a share exchange or merger with the Company and all or part of the Company's Common Stock is converted or exchanged for securities, cash, or property of any other person or group, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (any of such events also being a "Triggering Event"), then, in each such case, each holder of a Right shall have the right to receive, upon exercise, the number of shares of common stock of the Acquiring Person purchasable for the Purchase Price at a price of 50% of the current market value of such shares.

          Anti-dilution Adjustments. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Company shall (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock a reclassification of the Common Stock, including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock prior to the date of exercise.

          Redemption of Rights. The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, by a majority of the independent directors of the Board, payable, at the election of such majority of independent directors, in cash or shares of Common Stock, at any time prior to the close of business on the tenth day after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or after a declaration by the Board of Directors of the existence of an Adverse Person (the "Right of Redemption"). Immediately upon any redemption of the Rights, the right to exercise the Rights will become a right to receive the Redemption Price. Unless earlier redeemed, the Rights will expire on the Final Expiration Date. Common Stock purchasable upon exercise of the Rights will not be redeemable.

          No Shareholder Rights Until Exercise; Taxes.  Until a
Right is exercised, the holder hereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The distribution of the Rights should not be taxable to shareholders or to the Company for federal income tax purposes. SHAREHOLDERS ARE URGED TO CONSULT THEIR INDIVIDUAL TAX ADVISORS TO REVIEW THE EFFECT OF EXERCISE OR REDEMPTION OF THE RIGHTS GIVEN THEIR SPECIFIC CIRCUMSTANCES.

          Amendment to Rights Agreement. Any of the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors at any time prior to the Distribution Date without the consent of the shareholders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended without the consent of the holders of the Rights in order to (i) cure any ambiguity, defect, or inconsistency, (ii) make changes that are consistent with the objectives of the Board in adopting the Rights Plan (except that from and after such time as any person becomes an Acquiring Person or a declaration by the Board of Directors of the existence of an Adverse Person, no such amendment may adversely affect the interests of holders of Rights), or (iii) shorten or lengthen any time period under the Rights Agreement, although no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Anti-takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock, or has been determined to be an Adverse Person, because until such time the Rights may be redeemed by the Company at the Redemption Price.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

          (c)  Exhibits.

               1.   Press Release issued by Hancock Holding
                    Company dated February 21, 1997, headed
                    "Hancock Holding Company Shareholder Rights
                    Plan."

               2. Rights Agreement, dated as of February 21, 1997, between Hancock Holding Company, and Hancock Bank , as Rights Agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Common Shares as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person has become an Acquiring Person, or the tenth day (or such later date as may be determined by action of the Board of Directors) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person, or the tenth business day following the determination of the existence of an Adverse Person.*
































     *This document is incorporated by reference to such document filed as Exhibit No. 1 to the Registration Statement on Form 8-A of Hancock Holding Company, dated February 21, 1997.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 21, 1997

                                   HANCOCK HOLDING COMPANY



                                   By:
                                        Leo W. Seal, Jr.
                                        President and Chief
                                        Executive Officer

                          EXHIBIT INDEX


1. Press Release issued by Hancock Holding Company dated February 21, 1997, headed "Hancock Holding Company Adopts Shareholder
     Rights Plan."

2. Rights Agreement, dated as of February 21, 1997, between Hancock Holding Company, and Hancock Bank, as Rights Agent, which includes the form of Right Certificate as Exhibit Band the Summary of Rights to Purchase Common Shares as Exhibit C Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person has become an Acquiring Person, or the tenth day (or such later date as may be determined by action of the Board of Directors) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in a person becoming an Acquiring Person, or the tenth business day following the determination of the existence of an Adverse Person.*











*This document is incorporated by reference to such document filed as Exhibit No. 1 to the Registration Statement on Form 8-A of
Hancock Holding Company, dated February 21, 1997.

HANCOCK HOLDING COMPANY
One Hancock Plaza
Post Office Box 4019
Gulfport, Mississippi 39502

601-868-4000


FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
February 21, 1997                  Leo W. Seal, Jr.
                                   President and CEO
                                   Stan Bailey
                                   Chief Financial Officer
                                   (601) 868-4727


                 HANCOCK HOLDING COMPANY DECLARES
          REGULAR QUARTERLY DIVIDEND OF $0.25 PER SHARE
                   and Other Corporate Matters


     Gulfport, Mississippi (February 21, 1997) - Leo W. Seal, Jr., president and chief executive officer of Hancock Holding Company, today announced that the Board of Directors has declared the first quarter 1997 cash dividend of $0.25 per share. The dividend is payable March 17, 1997, to shareholders of record as of March 5, 1997. Hancock has paid a regular cash dividend since 1937.

     At the Hancock Holding Company's annual meeting, shareholders approved a Shareholder Rights Plan. The Board of Directors additionally declared a dividend of common stock purchase rights at the rate of one Right for each common share held of record at the close of business February 20, 1997. The shareholders also approved an increase in its authorized common stock from twenty million to seventy-five million shares.

     Hancock Holding Company, headquartered in Gulfport, Mississippi, is the parent company of Hancock Bank in Gulfport, Mississippi, and Hancock Bank of Louisiana in Baton Rouge, Louisiana. Through its banks in Mississippi and Louisiana the Company operates over 80 banking offices and over 100 automated teller machines. Bank-related affiliates include Hancock Mortgage Corporation, Harrison Finance Company and Hancock Investment Services, Inc.

     Hancock Holding Company's common stock is listed on the NASDAQ National Market System under the symbol HBHC and in the NASDAQ newspaper quotations under the abbreviation HancHd.